Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is entered into as of the 22nd day of December 2004 (the “Agreement”), by and between NaturalNano, Inc., a Delaware corporation (the “Company”), and Technology Innovations, LLC, a limited liability company (the “Purchaser“).

W I T N E S S E T H :

WHEREAS, the Company has offered and sold to Purchaser (the “Offering”) an aggregate of 10,000,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”); and

WHEREAS, in connection with the Offering and as a condition thereto, the Company will provide to Purchaser certain limited “piggy-back” registration rights related to the Common Stock and as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto hereby agree as follows:

1.    Registration Rights. The Company, currently a privately owned corporation, intends to use its reasonable best efforts to effect a transaction whereby the Company will become a publicly owned corporation, either by facilitating an initial public offering, merging with or being acquired by an existing public company, or by other similar and satisfactory means. At such time as the Company becomes a public company, it will use its reasonable best efforts to cause to be prepared and filed with the Securities and Exchange Commission (“SEC”), a registration statement on an appropriate form (the “Registration Statement”) that is available pursuant to the Securities Act of 1933, as amended (the Securities Act”), that will register the Common Stock and permit the offer and re-sale from time to time of such Common Stock in accordance with the applicable laws, rules and regulations promulgated under the Securities Act. The Company will also use its reasonable best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable thereafter, and to keep the Registration Statement continuously effective for a period of one year after the Registration Statement first becomes effective.

(a)    No Firm Commitment. The rights granted hereunder to Purchaser are not intended to be guaranteed and nothing herein is to be construed as the Company making a firm commitment to file, or cause to be filed with the SEC, a Registration Statement related to the Common Stock at any time in the future.

(b)    Limitations. The registration rights granted hereunder are limited in that the Company will use its reasonable best efforts to file a Registration Statement for the Common Stock, or in the event the Company or a successor files a registration statement under the Securities Act for the public sale of its securities, Purchasers will have the limited right to include, or “piggyback” the shares, or a portion thereof, of the Common Stock in the Registration Statement. However, any investment banker and/or underwriter of any such public offering may severely restrict or completely negate the ability of Purchasers to include their shares in any such Registration Statement and public offering. Thus, the right to piggyback shares into a Registration Statement will be subject to and contingent upon approval by such investment banker and/or underwriter.

(c)    Reasonable Efforts. The Company will use all reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Common Stock, or a portion thereof, to be included in a piggy-back Registration Statement, which will be included on the same terms and conditions as any similar securities of the Company or its successor or any other security holder included therein, and to permit the sale or other disposition of such Common Stock in accordance with the intended method of distribution thereof.

(d)    Priority in Registrations. If a piggy-back Registration Statement is an underwritten primary registration on behalf of the Company or a successor, and the managing underwriters advise the Company or the successor in writing that in their opinion the number of shares of Common Stock requested to be included on a secondary basis in such registration exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of such primary or secondary offering, then the Company or successor will have the right to limit the number of shares of Common Stock to be included in the Registration Statement.

2.    Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement including, without limitation, all registration and filing fees, costs and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions, which will be paid by the sellers of the Common Stock) and other persons retained in connection with the Registration Statement, will be borne by the Company or its successor, and the Company or its successor will pay its internal expenses (including, without limitation, all salaries and expenses of its employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the OTC Bulletin Board or other trading system.

3.    Transfer of Registration Rights. The rights granted to the Purchaser under this Agreement may be transferred and/or assigned to another party or entity, provided that nothing contained herein shall be deemed to permit an assignment, transfer or disposition of the Common Stock in violation of this Agreement or any applicable law. Any transferee to whom rights under this Agreement are transferred will, as a condition to such transfer, deliver to the Company a written instrument by which such transferee agrees to be bound by the obligations imposed upon the Purchaser under this Agreement to the same extent as if such transferee were a Purchaser hereunder.

4.    Change of Control. In the event the Company enters into a transaction that results in a change of control of the Company, or whereby the Company is acquired by or merges with another entity that is deemed a public company, then the Company will transfer all of its obligations, rights and duties set forth herein to such other controlling party or entity.

5.    Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all securities into which the Common Stock may be converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company or any successor, and any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the Common Stock and will be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into a new registration rights agreement with the Purchaser on terms substantially the same as this Agreement as a condition of any such transaction.

6.    No Inconsistent Agreements. The Company has not and shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Purchaser in this Agreement or grant any additional registration rights to any person or with respect to any securities that are prior in right to or inconsistent with the rights granted in this Agreement.

7.    Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if, but only if, the Company has obtained the written consent of Purchaser

8.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.    Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws rules or provisions.

11.   Successors and Assigns; Third Party Beneficiaries. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent holder of the Common Stock and their respective successors and assigns and executors , administrators and heirs. Holders of the Common Stock are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such holders.

12.   Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date and year first written above.

NATURAL NANO, INC.

By:
Name:
Title

TECHNOLOGY INNOVATIONS, LLC.

By:
Name:
Title